Exhibit 99.3

SOCIAL CAPITAL HEDOSOPHIA V JANAURY 2021 IPOE

2 ANATOMY OF INNOVATION

3 VALUABLE FIRST PRODUCT Drive down costs via technology Pass on savings to consumers Drive mass market adoption Winner Take Most Outcome Build awareness and create a new market Democratize access to a key resource CAPITAL THE PLAYBOOK

4 MOBILE

5

6 $17 $22 $113 $121 $475 $2,327 TECH INNOVATORS CAPTURE VALUE FROM LEGACY INCUMBENTS... 32% of Market Cap $ in billions Source: FactSet as of December 20, 2020.

7 AUTOS

8

9 TECH INNOVATORS CAPTURE VALUE FROM LEGACY INCUMBENTS... $659 $250 $98 $57 $54 $37 $28 $24 83% of Market Cap $ in billions Source: FactSet as of December 20, 2020.

10 ECOMMERCE

11

12 CONSUMER + ENTERPRISE

13 TECH INNOVATORS CAPTURE VALUE FROM LEGACY INCUMBENTS... $24 $35 $163 $291 $413 $1,607 58% of Market Cap $ in billions Source: FactSet as of December 20, 2020.

14 FINANCIAL SERVICES

15 AGGREGATE MARKET CAP OF “TOO BIG TO FAIL” BANKS VS. EFFECTIVE FED FUNDS RATE $788 $522 $743 $996 $1,109 $1,059 $1,233 $1,457 $1,104 $1,387 $1,166 0.13% 2.40% 0.09% Dec 10 Dec 11 Dec 12 Dec 13 Dec 14 Dec 15 Dec 16 Dec 17 Dec 18 Dec 19 Dec 20 Source: FactSet as of December 23, 2020. Note: “Too Big to Fail Banks” represent U.S. banks designated as globally systemically important banks (G - SIBs) as of November 2020 – C, JPM, BAC, BK, GS, MS, STT, WFC. ($ in billions) THE SAME PLAYERS ARE STILL IN CONTROL

16 LEADING TO A NEW WAVE OF INNOVATION IN FINANCIAL SERVICES

17 1 2 7 6 7 19 27 46 49 72 60 296 0 50 100 150 200 250 300 350 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Number of Neobank launches - annual Number of Neobank launches - total EMERGENCE OF “NEOBANKS” NEOBANKS WORLDWIDE LAUNCHES FROM 2010 Source: CB Insights

18 THE GREAT UNBUNDLING

19 OVERWHELMING AND SILOED CHOICES Financing & credit College Payroll Loans & credit Financial education Payments Wealth Management Everyday checking Insurance Investment & retirement Savings Consumer / Personal Commercial / Business Incumbents offering universal suite of services Getting started with checking / Source: CB Insights

20 HOW WOULD YOU BUILD THE BANK OF THE FUTURE?

21 VALUABLE FIRST PRODUCT Drive down costs via technology Pass on savings to consumers Drive mass market adoption Winner Take Most Outcome Build awareness and create a new market Democratize access to a key resource CAPITAL THE PLAYBOOK

22 A MEANINGFUL VALUE PROPOSITION

23 LOW / NO FEES FAIR AND TRANSPARENT LENDING FULL SUITE OF SERVICES / PRODUCTS 1 2 3

24 DIGITALLY NATIVE EXPERIENCE

25 CUSTOMERS WITH HIGH LTV POTENTIAL

26 MODERN TECH STACK

27 CONSUMER + ENTERPRISE

28 ENDURING RELATIONSHIPS ACROSS MULTIPLE PRODUCTS

29 THE TRUSTED PARTNER FOR EVERY MAJOR FINANCIAL TRANSACTION

30

31 SOFI’S INNOVATIONS ARE TAKING SHARE FROM ESTABLISHED MARKET LEADERS $494 $363 $339 $277 $248 $123 $120 $116 $106 $102 $98 $95 $42 $19 $13 1 ST GENERATION TECHNOLOGY PRIMARILY BUILT IN 1950s AND 1960s ’s $2tn Opportunity Market Cap $ in billions Source: FactSet as of December 20, 2020.

32 CONSUMER + ENTERPRISE

33 SOFI IS A FULL SERVICE CONSUMER FINANCIAL SERVICES PLATFORM Student Loan Refinance Personal Loans Home Loans SoFi Invest SoFi Money Credit Card In - School Lending

34 OVER 3M PROJECTED MEMBERS NEXT YEAR SOFI UNIQUE MEMBERS (in thousands) 864 976 1,086 1,204 1,501 1,718 3,000 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Today 2021E 75% 13% 11% 11% 25% 14% Source: Company Data

35 GROWTH COMPOUNDING RAPIDLY VIA CROSS - SELL 65% 24% 4M HOME LOANS COME FROM EXISTING MEMBERS NEW PRODUCT SALES COME FROM EXISTING MEMBERS TOTAL PRODUCTS IN FY21E Source: Company Data

36 WITH A GROWING DATA MOAT AND RISK PRICING ADVANTAGE MORE NEW CUSTOMERS MORE DATA Lower CAC Less Churn / Better LTVs Better Risk Models Increased cross - sell More Products Better Pricing

37 DEPLOYING CAPITAL WITH VELOCITY $11,018 $9,689 $14,584 $21,898 $27,462 $34,310 $42,149 2019A 2020E 2021E 2022E 2023E 2024E 2025E SOFI LENDING VOLUME (in millions) 25% CAGR Source: Company Data Note: CAGR represents adjusted net revenue CAGR.

38 SOFI IS A PRIMARY PLAYER IN ENTERPRISE BANKING INFRASTRUCTURE

39 SOFI IS TURNING A COST CENTER INTO A PROFIT CENTER 17 20 21 25 30 36 50 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 GALILEO TOTAL ACCOUNTS (in millions) Source: Company Data Note: Total accounts reflect open accounts at period end, including SoFi open accounts, regardless of whether there was transaction activity. Accounts prior to Q2’20 are unaudited as these were recorded prior to SoFi’s acquisition of Galileo on May 14, 2020.

40 FINANCIALS

41 UNPARALLED GROWTH IN PREMIUM FINANCIAL SERVICES $514 $710 $958 $1,167 $1,361 $1,593 $103 $226 $347 $502 $682 $911 $11 $44 $195 $436 $765 $1,164 $621 $980 $1,500 $2,106 $2,808 $3,669 2020E 2021E 2022E 2023E 2024E 2025E B2C Lending B2B Tech Platform B2C Financial Services 43% CAGR ADJ. NET REVENUE (in millions) Source: Company Data Note: Adjusted Net Revenue is a non - GAAP measure. See GAAP reconciliation in Appendix to the SoFi Investor Presentation, dated as of J anuary 6th, 2021.

42 REACHING PROFITABILITY NEXT YEAR ACROSS THE WHOLE BUSINESS ($66) $27 $254 $484 $788 $1,177 2020E 2021E 2022E 2023E 2024E 2025E ADJ. EBITDA (in millions) (11%) 3% 17% 23% 28% 32% EBITDA Margin Source: Company Data Note: Adjusted EBITDA is a non - GAAP measure. See GAAP reconciliation in Appendix to the SoFi Investor Presentation, dated as of Januar y 6th, 2021.

43 VALUATION

44 $6.6B Enterprise Value $8.7B Equity Value

45 BUILDING THE NEXT GREAT DIVERSIFIED FINANCIAL SERVICES COMPANY Lending Galileo Financial Services CONSUMER + ENTERPRISE +

46 COMPLEMENTARY BUSINESS MIX $1.6B 43% $911m 25% $ 1.2 B 32% 2025E Adj. Net Revenue Composition B2C Lending B2B Tech Platform B2C Financial Services Source: Company Data Note: Adjusted Net Revenue is a non - GAAP measure. See GAAP reconciliation in Appendix to the SoFi Investor Presentation, dated as of J anuary 6th, 2021.

47 VALUATION Entry ~20x ~9x *Assumes impact of Bank Charter on future earnings $8.7B Post - Transaction Equity Value FY23 P/E* FY25 P/E* 43% 5 - YR Revenue CAGR Source: Company Data

48 TRANSACTION OVERVIEW Note: Assumes no redemptions. Excludes impact of 28.1 million public and private placement warrants struck at $11.50 ($ in millions except per share values) IPOE Illustrative Share Price $10.00 Pro forma shares outstanding (millions) 865.1 Pro Forma Equity Value $8,651 ($ in millions) Sources Cash from IPOE $805 Cash from T. Rowe Price Investment 370 Cash from PIPE (incl. Co - Investment) 1,225 Total Sources $2,400 Uses Cash to Balance Sheet $1,910 Repayment of Galileo Seller Note 275 Secondary Proceeds 150 Illustrative Transaction Fees 65 Total Uses $2,400 PRO FORMA VALUATION SOURCES & USES

49 TRANSACTION OVERVIEW (cont’d) Note: Assumes no redemptions. Excludes impact of 28.1 million public and private placement warrants struck at $11.50 1 Total shares includes 642.0m rollover equity shares (inclusive of T. Rowe Price and excludes outstanding options and warrants ) , 80.5m Shares to IPOE public shareholders, 122.5m shares to PIPE / Co - Investment, and 20.1m shares to IPOE sponsor 9.3 % IPOE public shareholders 14.2 % PIPE / Co - Investment 2.3 % IPOE sponsor PRO FORMA OWNERSHIP 1 (%) 74.2 % Existing shareholders Pro forma equity value of ~$8.7bn $1,225 million PIPE raised at $10.00 per share, including $275 million from Social Capital and Hedosophia Completion of transaction is expected by Q1’21 Concurrent $370M Investment from T. Rowe Price

50 FIN

DISCLAIMER

Confidentiality and Disclosures

This presentation has been prepared for use by Social Capital Hedosophia Holdings Corp. V ("Social Capital") and Social Finance, Inc. ("SoFi") in connection with their proposed business combination. This presentation is for information purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in Social Capital and may not be reproduced or redistributed, in whole or in part, without the prior written consent of Social Capital and SoFi. Neither Social Capital nor SoFi makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation. The information in this presentation and any oral statements made in connection with this presentation is subject to change and is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Social Capital and is not intended to form the basis of any investments decision in Social Capital. This presentation does not constitute either advise or a recommendation regarding any securities. You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and must make your own decisions and perform your own independent investment and analysis of an investment in Social Capital and the transactions contemplated in this presentation.

This presentation and any oral statements made in connection with this presentation shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdictions. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation.

Forward-Looking Statements

Certain statements in this presentation may constitute " forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Social Capital's or SoFi's expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for SoFi's products and SoFi's ability to serve those markets, (ii) the degree of market acceptance and adoption of SoFi's products, (iii) SoFi's ability to develop innovative products and compete with other companies engaged in the Fintech industry and (iv) SoFi's ability to attract and retain customers. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward -looking statements. The words " anticipate," "believe," continue," " could," " estimate," " expect," " intend," "may," "might," "plan," "possible," "potential," "predict," "project," " should," " strive," "would" and similar expressions may identify forward -looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should carefully consider the risks and uncertainties described in the "Risk Factors" section of Social Capital's registration statement on Form S-1, the proxy statement/prospectus on Form S-4 relating to the business combination, which is expected to be filed by Social Capital with the Securities and Exchange Commission (the "SEC") and other documents filed by Social Capital from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Social Capital and SoFi assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Social Capital nor SoFi gives any assurance that either Social Capital or SoFi will achieve its expectations.

Use of Projections and Illustrative Presentations

The financial projections, estimates, targets and illustrative presentations in this presentation are forward -looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Social Capital's and SoFi's control. While all financial projections, estimates, targets and illustrative presentations are necessarily speculative, Soci al Capital and SoFi believe that the preparation of prospective or illustrative financial information involves increasingly higher levels of uncertainty the further out the projection, estimate, target or illustrative presentation extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a rise variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, esti mates, targets and and illustrative presentations in this presentation should not be regarded as an indication that Social Capital and SoFi, or their representatives, considered or consider the financial projections, estimates, targets and illustrative presentation to be a reliable predictions of future events. Further, illustrative presentations are not necessarily based on management projections, estimates, expectations or targets but are presented for illustrative purposes only.

Use of Data

The data contained herein is derived from various internal and external sources. All of the market data in the presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Further, no representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. Social Capital and SoFi assume no obligation to update the information in this presentation . Further, the historical financial data included in this presentation were audited by the Company in accordance with private Company AICPA standards. Accordingly, such information and data may not be included in, may be adjusted or may be presented differently in any proxy statement/prospectus to be filed with the SEC. In addition, this presentation includes estimates of certain financial metrics of SoFi that may differ from SoFi's actual financial metrics presented in any such proxy statement/prospectus. The Company is currently in the process of uplifting its financials to comply with public company and SEC requirements.

Use of Non-GAAP Financial Metrics

This presentation includes certain non-GAAP financial measures (including on a forward-looking basis) such as Adjusted Net Revenue, Adjusted EBITDA and Adjusted EBITDA Margin. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. SoFi believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about SoFi. SoFi's management uses forward-looking non-GAAP measures to evaluate SoFi's projected financials and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in SoFi's financial measures. In addition, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore, SoFi's non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Participants in Solicitation

Social Capital and SoFi and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Social Capital's shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of Social Capital's directors and officers in Social Capital's filings with the SEC, including Social Capital's registration statement on Form S-1, which was originally filed with the SEC on September 18, 2020. To the extent that holdings of Social Capital's securities have changed from the amounts reported in Social Capital's registration statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Social Capital's shareholders in connection with the proposed business combination is set forth in the proxy statement/prospectus on Form S-4 for the proposed business combination, which is expected to be filed by Social Capital with the SEC.

Investors and security holders of Social Capital and SoFi are urged to read the proxy statement/prospectus and other relevant documents that will be filed with the SEC carefully and in their entirely when they become available because they will contain important information about the proposed business combination.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents containing impor tant information about Social Capital and SoFi through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Social Capital can be obtained free of charge by directing a written request to Social Capital Hedosophia Holdings Corp. V, 317 University Ave., Suite 200, Palo Alto, California 94301.

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